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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Trex Company, Inc. 1999 Stock Option and Incentive Plan of our report dated February 7, 2001, with respect to the consolidated financial statements of Trex Company, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/  Ernst & Young LLP

Vienna, Virginia
March 5, 2002